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                                                                     Exhibit 2.1
                            CONTRIBUTION AGREEMENT

         CONTRIBUTION AGREEMENT, dated as of April 30, 1999, by and between BUSINESS INTERNET INC., a Delaware corporation ("BII"), and DIGEX INCORPORATED,
                                                 ---
a Delaware corporation ("Digex").
                         -----
                               R E C I T A L S :
                               ---------------
         BII is engaged in the business of, among other things, providing Web hosting and related services (as reflected in the balance sheet attached as Schedule A, the "Business").
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         Upon the terms and subject to the conditions of this Agreement, the parties desire that BII contribute to Digex BII's entire interest in the assets of the Business, in exchange for the issuance by Digex to BII of 1000 shares of Class B Common Stock, $.01 par value, of Digex (the "Class B Common Shares").
                                                     ---------------------

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

     1.  Contribution of Assets.
         ----------------------

         1.1 Upon the terms and subject to the conditions of this Agreement, BII hereby contributes, sells, conveys, transfers, assigns and delivers to Digex, free and clear of any and all mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") all of BII's right, title and interest in and to all of the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by BII or to which BII is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business (collectively, the "Assets"), except
                                                                ------
for the Excluded Domain Name (as defined in Section 1.2), it being acknowledged, for the avoidance of doubt, that the Business shall not be deemed to include any assets or properties belonging to or intended to be used in connection with BII's business of providing public internet access services and customer network and application services. The Assets shall include, without limitation, all of the following:

         (a)  the Business as a going concern;

         (b) all computer, furniture, machinery, equipment, furnishings, operating equipment, supplies and tools, and all parts thereof and accessions thereto, owned by BII, and other tangible personal property used or held for use by BII at the locations at which the Business is conducted, or otherwise owned or held by BII on the date hereof for use in the conduct of the Business (the "Equipment");
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          (c)  all inventory (including supplies, work-in-progress, in-transit inventory and finished goods), owned by BII, which is held for sale to customers in the ordinary course of the Business (the "Inventory");
                ---------

          (d) all names, trademarks, trade names, service marks (the "Trademarks"), know-how, copyrights, patents, patent applications
                ----------
               (including reissues, renewals, continuations, continuations-in-part, or divisions of any patent or patent application), trade secrets, instructions, improvements, modifications, suggestions, proposals, programs, methods, formulas, ideas, writings, and the like of any sort whatsoever, and any embodiment thereof including, but not limited to, computer programs, documentation of programs, plans, specifications, results of technical investigations and other proprietary information used by BII in connection with the Business (the "Intellectual Property");
                                                  ---------------------

          (e) all books of account, general, financial and tax records, invoices, correspondence and other documents records and files associated with or employed by BII or used in, or relating to, the Business;

          (f) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by BII in the Business on the date hereof;

          (g) all rights of BII under all contracts (including but not limited to licensing agreements), leases, commitments, and sales and purchase orders, and under all commitments, used by BII in connection with the Business (the "Acquired Contracts");
                                                  ------------------
          (h) all governmental and industry franchises, permits, licenses, agreements, waivers and authorizations held or used by BII in connection with, or required for, the Business;

          (i)  the goodwill of BII relating to the Business; and

          (j) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of BII in connection with the Business or the ownership, use, function or value of any of the Assets.

          1.2 Notwithstanding anything herein to the contrary, the Assets shall not be deemed to include the "Digex.net" domain name (the "Excluded Domain
                                                           ---------------
Name"), and BII shall
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retain all right, title and interest in and to the Excluded Domain Name. BII shall use commercially reasonable efforts to decrease and ultimately discontinue its use of the Excluded Domain Name.

          1.3 Concurrently herewith, BII is delivering to Digex (i) the Bill of Sale attached as Exhibit A annexed hereto, (ii) the Assignment and Assumption
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Agreement attached as Exhibit B annexed hereto and (iii) the Trademark
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Assignment attached as Exhibit C annexed hereto (collectively, the "Transfer
                       ---------                                    --------
Documents"). From time to time, pursuant to the reasonable request of Digex,
---------
BII, at BII's expense and without any further consideration, will execute and deliver to Digex such additional instruments and documents of conveyance and transfer, and do and cause to be done such acts or things, as Digex may reasonably request in order to more effectively sell, convey, transfer and assign to Digex, or to perfect or record Digex's interest in or title to, or to enable Digex to use, any and all of the Assets, or otherwise to carry out the purposes and intent of this Agreement.

     2.   Consideration.
          -------------

          In consideration of the sale and transfer of the Assets, concurrently herewith, Digex is issuing the Class B Common Shares and delivering to BII certificates representing the Class B Common Shares.

     3.   Representations and Warranties of BII.
          -------------------------------------

          BII hereby represents and warrants to Digex as follows:

          3.1  Organization of BII. BII is a corporation duly organized, validly
               -------------------
existing and in good standing under the laws of the State of Delaware.

          3.2  Authority. BII has all requisite power and authority to execute
               ---------
and deliver this Agreement and the Transfer Documents, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. BII has obtained all necessary corporate approvals for the execution and delivery of this Agreement and the Transfer Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution by BII each of the Transfer Documents will be, duly executed and delivered by BII and (assuming due authorization, execution and delivery by Digex) shall constitute BII legal, valid and binding obligation, enforceable against it in accordance with its terms.

          3.3  Non-Contravention. None of the execution and delivery of this
               -----------------
Agreement or the Transfer Documents, the performance of the obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby and thereby will conflict with BII's Certificate of Incorporation or By-laws or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, constitute or

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create a default under, or result in the creation or imposition of any Liens under, (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which BII is a party or by which its properties is bound, or to which it is subject, except that BII has not obtained the consent of the other party to certain Acquired Contracts to the assignment thereof to Digex, or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Bll or the Business.

          3.4  Litigation, etc. There are no judicial or administrative actions,
               ---------------
suits, proceedings or investigations, pending or threatened in writing, which question the validity of this Agreement or challenge any of the transactions contemplated hereby.

          3.5  Ownership and Transfer of Assets. BII has valid, good and
               --------------------------------
marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, and such Assets are free and clear of all Liens. BII has the unrestricted right to sell, transfer, assign, convey and deliver to Digex all right, title and interest in and to, or in the case of leased or subleased Assets, all right, title and interest in and to the leasehold interest relating to, the Assets without penalty or other adverse consequences.

          3.6  Status of Agreements. The Acquired Contracts are valid, legally
               --------------------
binding and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults (or events that, with notice or lapse of time or both, would constitute a default) on the part of BII with respect to any Acquired Contract.

          3.7  Compliance with Laws. The Company is in compliance in all
               --------------------
material respects with all laws, rules, regulations and orders of any governmental body.

          3.8  Intellectual Property . BII is not aware of any assertion or
               ---------------------
claim challenging the validity of any Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any such Intellectual Property. BII has not received any claim or written notice from any person or entity to the effect that the use of such Intellectual Property conflicts with or infringes on the rights of any other person or entity.

     4.   Representations and Warranties of Digex.
          ---------------------------------------

          Digex represents and warrants to BII as follows:

          4.1  Organization of Buyer. Digex is a corporation duly organized,
               ---------------------
validly existing and in good standing under the laws of the State of Delaware.

          4.2  Authority. Digex has all requisite power and authority to execute
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and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Digex has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the

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consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Digex and (assuming due authorization, execution and delivery by BII) constitute Digex's legal, valid and binding obligation, enforceable against it in accordance with its terms. When issued in accordance with the terms of this Agreement, the Class B Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

          4.3  Non-Contravention. None of the execution and delivery of this
               -----------------
Agreement by Digex, the performance of its obligations hereunder, or the consummation by Digex of the transactions contemplated hereby will constitute a violation of, or be in conflict with, Digex's Certificate of Incorporation and By-laws or will, with or without notice, the passage of time or both, constitute a breach or violation of, be in conflict with, create a default under or result in the creation or imposition of any Liens upon any property of Digex pursuant to (a) any contract, indenture, agreement, instrument, mortgage, lease or commitment to which Digex is a party or by which any of its properties are bound, or to which Digex is subject or (b) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Digex.

     5.   General.
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          5.1 Entire Agreement. This Agreement, together with the Schedules and
              ----------------
Exhibits hereto and the Transfer Documents, contain the entire understanding of the parties and supersede all prior agreements and understandings relating to the subject matter hereof and this Agreement shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

          5.2 Assignment. None of the parties hereto may assign its rights or
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delegate its obligations under this Agreement without the written consent of the other parties hereto. All of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors.

          5.3 Notices. All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to BII:

          1 Digex Plaza
          Beltsville, MD 20705

          with a copy to:

          Kronish Lieb Weiner & Hellman LLP

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          1114 Avenue of the Americas
          New York, New York 10036
          Attention: Ralph J. Sutcliffe, Esq.

          (b) if to Digex:

          1 Digex Plaza
          Beltsville, MD 20705

          with a copy to:

          Kronish Lieb Weiner & Hellman LLP
          1114 Avenue of the Americas
          New York, New York 10036
          Attention: Ralph J. Sutcliffe, Esq.

          5.4 Governing Law; Jurisdiction. The validity and construction of
              ---------------------------
this Agreement and the Transfer Documents shall be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof. Any legal action or proceeding with respect to this Agreement or any Transfer Document shall be brought

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exclusively in the courts of the States Of New York located within New York or, if it can acquire jurisdiction, the Federal District Court for the Southern District of New York.

          IN WITNESS WHEREOF, and intending to be legally bound thereby, the parties hereto have duly executed and delivered this Agreement or caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date and year first above written.


                            BUSINESS INTERNET INC.


                            By: /s/ Robert M. Manning
                               ----------------------------------
                              Name:  Robert M. Manning
                              Title: Vice President, Treasurer
                                      and Assistant Secretary


                            DIGEX INCORPORATED


                            By: /s/ Nancy G. Faigen
                               ----------------------------------
                              Name:  Nancy G. Faigen
                              Title: President and Chief
                                      Executive Officer